UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2018

Victory Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38388	32-0402956
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

4900 Tiedeman Road, 4th Floor; Brooklyn, OH	44144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 898-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                         Other Events

On May 22, 2018, Victory Capital Holdings, Inc. (the “Company”) issued a press release announcing that its Board of Directors authorized the Company to repurchase up to an aggregate of $15,000,000 of the Company’s Class A common stock.  These repurchases may be made in privately negotiated transactions, through block trades, pursuant to open market purchases, or pursuant to any trading plan adopted in compliance with Rule 10b5-1.  The manner, timing, share number and price, of the repurchases will be determined by the Company, subject to market conditions, applicable securities laws, alternative investment opportunities and other factors.  The Board’s authorization does not obligate the Company to acquire any particular amount of Class A common stock, and may be modified, suspended or terminated at any time.

A copy of the press release announcing approval of the share repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press release dated May 22, 2018.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated May 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY CAPITAL HOLDINGS, INC.

Dated: May 22, 2018	By:	/s/Terence F. Sullivan
Name: Terence F. Sullivan
Title: Chief Financial Officer and Head of Strategy